PROSPECTUS SUPPLEMENT                                         File No. 333-68747
(To Prospectus and Prospectus Supplement dated May 6, 1999)       Rule 424(b)(3)
Prospectus number:   1893



                            Merrill Lynch & Co., Inc.
                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                            Callable Fixed Rate Notes


Principal Amount:                 $15,000,000

CUSIP Number:                     59018S 3S1

Interest Rate:                    7.72000%

Original Issue Date:              February 18, 2000

Stated Maturity Date:             February 18, 2010

Interest Payment Dates:           18th day of each month commencing March 18,
                                  2000, through and including the Stated
                                  Maturity Date, subject to the following
                                  business day convention.

Repayment at the Option
of the Holder:                    The Notes cannot be repaid prior to the Stated
                                  Maturity Date.

Redemption at the Option
of the Company:                   The Notes may be redeemed prior to the Stated
                                  Maturity Date, See "Other Provisions"

Initial Redemption Date:          February 18, 2003

Other Provisions:                 The Notes are subject to redemption at the
                                  option of ML&Co., in whole, semi-annually on each February 18 and August 18 commencing
                                  February 18, 2003, at a redemption price equal to 100% of the principal amount of the Notes upon at least 30 days prior notice.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                          The Chase Manhattan Bank

Dated:                            February 4, 2000